Exhibit 10.7

SWAP TRANSACTION CONFIRMATION

Date:	August 4, 2006

To:

Capital One Auto Finance Trust 2006-B (“Counterparty”)

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Jeanne Oller

Telephone: (302) 636-6188

Facsimile: (302) 636-4140

With a copy to: Capital One Auto Finance, Inc. 1680 Capital One Drive McLean, Virginia 22102 Attention: Director of Securitization Telephone: (703) 720-1000 Facsimile: (703) 720-2121

From:	Deutsche Bank AG, New York Branch (“Deutsche Bank”)

Ref. No.	N497676N

Dear Sir:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in (i) the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., and (ii) the Indenture dated as of August 4, 2006 (the “Indenture”) between Counterparty and JPMorgan Chase Bank, N.A., as Indenture Trustee relating to the issuance by Counterparty of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. In the event of any inconsistency between the ISDA Definitions and the Indenture, the Indenture will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

Trust Swap Confirmation

Class A-3-B Notes

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the initial Calculation Period, the Notional Amount shall be equal to USD 442,500,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the Note Balance of the Class A-3-B Notes on the first day of such Calculation Period. With respect to any Payment Date, the Note Balance of the Class A-3-B Notes will be determined using the Servicer’s Certificate for the related Determination Date (giving effect to any reductions of the Note Balance of the Class A-3-B Notes reflected in such Servicer’s Certificate).

Term:
Trade Date:	July 27, 2006
Effective Date:	August 4, 2006
Termination Date:	The earlier of (i) the February 2011 Payment Date and (ii) the date on which the Note Balance of the Class A-3-B Notes is reduced to zero.

Fixed Amounts:

Fixed Rate Payer: Period End Dates:	Counterparty Monthly on the 15th of each month, commencing September 15, 2006, through and including the Termination Date; No adjustment.
Payment Dates:	Monthly on the 15th of each month, commencing September 15, 2006, through and including the Termination Date.

Business Day Convention:	Following

Business Day:	New York

Fixed Rate:	5.458

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Deutsche Bank
Period End Dates:	Monthly on the 15th of each month, commencing September 15, 2006, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

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Payment Dates:	Monthly on the 15th of each month, commencing September 15, 2006, through and including the Termination

Business Day Convention:	Date.

Business Day:	Following

Floating Rate Option:	New York

Designated Maturity:	USD-LIBOR-BBA
1 Month, except in respect of the initial Calculation Period in respect of which Linear Interpolation shall apply.

Spread:

Floating Rate Day Count	Plus 0 basis points.

Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Payments of Floating Amounts:	Deutsche Bank agrees that it will use commercially reasonable efforts to make any Floating Amount payments by 12:00 pm (New York City time) on any relevant Floating Amount Payment Date, provided, however, Counterparty agrees that any failure by Deutsche Bank to make any such payment by 12:00 pm (New York City time) on any relevant Floating Amount Payment Date shall not constitute an Event of Default under the Agreement unless and until Deutsche Bank fails to make such payment and such failure constitutes an Event of Default under the Agreement.

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Deutsche Bank

Payments to Deutsche Bank:	Deutsche Bank AG, New York Branch ABA No: 026003780 Account Name: Deutsche Bank AG, New York Branch Account #: 100440170004

Payments to Counterparty:	The Chase Manhattan Bank N.A. JPMorgan Chase Bank 4 New York Plaza New York, New York 10004 ABA: 021000021 Ref: Capital One 2006-B Account #507947541 Attn: Maria Inoa

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4. Documentation

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of August 4, 2006 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein. Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.

5. Limitation of Liability:

Notwithstanding anything contained herein to the contrary, in executing this Confirmation on behalf of Counterparty, Wilmington Trust Company (the “Trustee”), is acting solely in its capacity as owner trustee of Counterparty and not in its individual capacity, and in no event shall Wilmington Trust Company, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Counterparty hereunder, for which recourse shall be had solely to the assets of Counterparty, except as otherwise expressly provided in the Trust Agreement.

6. Calculation of Market Quotation or Loss following a designation of an Early Termination Date:

Upon designation of an Early Termination Date with respect to this Transaction, the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated amortization of the Note Balance of the Class A-3-B Notes for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such Early Termination Date.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Cloris Eng
Name:	Cloris Eng
Title:	Authorized Signatory

By:	/s/ Diane Anderson
Name:	Diane Anderson
Title:	Authorized Signatory

Accepted and confirmed as of the date first above written:

CAPITAL ONE AUTO FINANCE TRUST 2006-B

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

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